1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We

consent to

the incorporation

by reference

in the

Registration Statement

on Form

S-3D (Registration

No. 333-20683)

and the
Registration

Statements

on

Form

S-8

(Registration

Nos.

333-36693

and

333-256134)

of

Capital

City

Bank

Group,

Inc.

(the
Company)

of

our

report

dated

March

13,

2024,

on

our

audits

of

the

consolidated

financial

statements

of

the

Company

as

of
December

31,

2023

and

2022,

and

for

each

of

the

years

in

the

three-year

period

ended

December

31,

2023,

which

report

is
included in

this Annual

Report on

Form 10-K.

We

also consent

to the

incorporation by

reference of

our report

dated March

13,
2024,

on

our

audit

of

the

internal

control

over

financial

reporting

of

the

Company

as

of

December

31,

2023,

which

report

is
included in this Annual Report on Form 10-K.
FORVIS, LLP
Little Rock, Arkansas
March 13, 2024